LEASE
AGREEMENT WITH CITY OF MULLAN, IDAHO

 ASSIGNMENT
OF MINING LEASE

For
value received, Planet Resources, Inc., a Delaware Corporation, formally known as Allied Silver Lead Company, Assignor, hereby sells, assigns and transfers to New Planet Resources Inc., a Delaware Corporation, Assignee, all of
Assignor's right, title and interest in and to that certain lease by and between the City of Mullan, County of Shoshone, State of Idaho and Allied Silver Lead Company, dated May 7, 198 1, a copy of which is attached hereto as Exhibit "1andquot;.

By
reason of this Assignment, Assignor assigns to the Assignee all of its rights, privileges and duties arising or existing under said Lease. Assignee hereby agrees to fully and faithfully perform all of Assignor's duties and obligations under said Lease.

Dated this ___ day of ________________, 1999.

Planet Resources, Inc.


By:   /s/Hunter M.A. Carr
   -----------------------------------------
   Hunter M.A. Carr, President


The above Assignment is hereby accepted by Assignee.

New Planet Resources, Inc.


By:   /s/A.W. Dugan
   -----------------------------------------
   A.W. Dugan

<PRE>
STATE OF TEXAS )
      )ss.
County of HARRIS  )
</PRE>
On
this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared Hunter M.A. Carr known or identified to me to be the President of Planet Resources, Inc., a Delaware corporation and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN
WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.

<PRE>

              Notary Public in and for the State of Texas
              Residing at:
                 --------------------------------
              My Commission expires:
                     ----------------------
</PRE>
<PRE>
STATE OF TEXAS )
      )ss.
County of HARRIS  )
</PRE>
On
this ___ day of __________, 1999, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared _________________ or identified to me to be the Secretary of Planet Resources, Inc., a Delaware corporation and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN
WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary the day and year in this certificate first above written.

<PRE>

              Notary Public in and for the State of Texas
              Residing at:
                 --------------------------------
              My Commission expires:
                     ----------------------
</PRE>

 MINING LEASE

THIS
LEASE AGREEMENT, entered into this 7th day of May, 1981, by and between the CITY OF MULLAN, a municipal corporation organized under the laws of the State of Idaho, party of the first part and hereinafter referred to as the "LESSOR", and ALLIED SILVER LEAD COMPANY, an Idaho Corporation, having its principal place of business within the City of Mullan, County of Shoshone, State of Idaho, party of the second part, hereinafter referred to as the "LESSEE".

                  W I T N E S S E T H:
                  - - - - - - - - - -

WHEREAS,
the Lessor and the Lessee on the 28th day of December, 1970, entered into that certain letter of intent wherein the Lessor desired to lease to the Lessee the mineral rights owned by the Lessor and situated within the exterior boundaries of the City of Mullan, Shoshone County, State-of Idaho, and which letter of intent was later revised to a written mining lease, dated December 3,-1971; and

   WHEREAS, the parties now desire to enter into a new lease;

   NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
The Lessor does hereby let, lease and demise to the Lessee, for the term of Twenty-Five (25) years pursuant to Idaho Code Section 50-234, the exclusive right and privilege in the Lessee to mine for and extract any and all minerals which may underlie the surface of the real- property within the exterior geographical boundaries of the City of Mullan, County of Shoshone, State of Idaho, which may be owned by said Lessor and consisting of approximately 200 total acres and shown as outlined on Exhibit and#145;A" attached hereto and by reference incorporated herein and shall be referred to as the "Property" or "Properties".

2.
It is understood that the Lessee and/or its assignees intend to explore and develop the mineral rights owned by the Lessor and the Lessee jointly. In this regard, it is specifically understood by and between the parties hereto that the Lessee has entered into a letter of intent with Sunshine Mining Company, a Delaware corporation, licensed to transact business within the State of Idaho, for the exploration and development of the mining properties lying north of the Osburn fault as defined by attached Exhibit "B", owned by the Lessor and the Lessee and to receive from the exploration and development therefrom certain royalties to be paid by the Sunshine Mining Company for minerals extracted from the properties of the Lessor and the Lessee. In this regard, it is understood and agreed by the parties hereto that in consideration of the lease granted hereunder by the Lessor to the Lessee, that the Lessor shall be entitled to receive twenty per cent (20%) of any and all royalty payments, advance or otherwise, or other consideration which may be paid by the Sunshine Mining Company or any other assignee of all or part of this Lease to the Lessee. If and when the Lessor herein enters into any agreement for the exploration and development of its properties south of the Osburn fault, the Lessor shall be entitled to fifteen per cent (15%) of the returns from this property.

3.
It is understood and agreed between the Lessor and the Lessee, that the Lessor, if it elects, shall be entitled to have one representative upon the Board of Directors of the Lessee during the term of this lease agreement or any extension or renewal thereof, so that the Lessor may be properly informed upon the progress of the work to be performed by the Lessee and/or its assignee under this agreement.

4.
It is understood and agreed by the Lessee that in accordance with Idaho Code
Section 50-234 that the-surface of said property shall to the extent provided by said statute in no wise be interfered with or disturbed, by the Lessee in the mining and extraction of any and all minerals which may be found within the property herein leased by the Lessor.

5.
It is expressly understood and agreed that the Lessee may either choose to explore and/or develop the mineral rights of the Lessor subject to this agreement or to engage others to perform such exploration and/or development. The Lessor hereby agrees that the Lessee shall have the right to assign this agreement and all rights pertaining thereto.

6.
It is expressly understood and agreed by and between the Lessor and the Lessee that all work which may be performed under the terms of this lease agreement by the Lessee and/or its assignee, shall be performed in such a manner and at such depths below the surface as will not cause or result in any caving or settlement of the surface or any damage to any buildings or other structures on the surface and situated within the exterior boundaries of the City of Mullan, County of Shoshone, State of Idaho.

7.
To the extent permitted by the Laws of the State of Idaho, the Lessee shall have the option to renew said lease upon the same terms and conditions for an additional term of twenty-five (25) years from the date of expiration of this lease agreement by giving written notice of said renewal on or before 180 days from the expiration date of this lease agreement.

8.
This lease of' subsurface minerals is intended to and does convey according to the terms and conditions hereof to the Lessee and/or its assignee during the term of this agreement and any renewal or extension thereof, all veins, fissures, stringers or other mineral bearing structures' and all ores therein containing precious or base metals, including but not limited to silver, lead, zinc, gold and copper, together with the right to enter into the above described property by such underground tunnels, drifts, crosscuts, laterals, raises, winzes or other necessary or appropriate openings as in the judgment of the Lessee and/or its assignees shall be necessary or convenient in its exploration and/or development of the property of the Lessor.

IN
WITNESS WHEREOF, The Lessor has caused these presents to be signed by its duly authorized Mayor and attested to by its City Clerk, and the Lessee has caused these presents to be signed by its duly authorized President and attested thereto by its duly authorized Secretary, the day and year first above written.

<PRE>
ATTEST:               CITY OF MULLAN



City Clerk                                        Mayor


ATTEST:                                               ALLIED SILVER LEAD COMPANY



Secretary                                                     President

</PRE>